Exhibit 8.1

Seward & Kissel llp ONE BATTERY PARK PLAZA NEW YORK, NEW YORK 10004

WRITER'S DIRECT DIAL	TELEPHONE: (212) 574-1200 FACSIMILE: (212) 480-8421 WWW.SEWKIS.COM	901 K STREET, NW WASHINGTON, D.C. 20001 TELEPHONE: (202) 737-8833 FACSIMILE: (202) 737-5184

May 1, 2013

Star Bulk Carriers Corp.
c/o Star Bulk Management Inc.
Maroussi, 15124
Athens, Greece

                      Re:           Star Bulk Carriers Corp.

Ladies and Gentlemen:

We have acted as counsel to Star Bulk Carriers Corp., a corporation organized under the laws of the Republic of the Marshall Islands (the "Company") in connection with the Company's registration statement on Form F-1 (File No. 333- ) (such registration statement as amended or supplemented from time to time, the "Registration Statement") as originally filed with the U.S. Securities and Exchange Commission (the "Commission") on May 1, 2013, as thereafter amended or supplemented, relating to the registration under the U.S. Securities Act of 1933, as amended (the "Securities Act") of up to 14,018,692 shares of common stock, par value $0.01 per share, of the Company (the "Common Stock"), issuable upon the exercise of non-transferable subscription rights pursuant to the rights offering described in the Registration Statement, and the prospectus of the Company included in the Registration Statement (the "Prospectus").

In formulating our opinion as to these matters, we have examined such documents as we have deemed appropriate, including the Registration Statement and the Prospectus. We also have obtained such additional information as we have deemed relevant and necessary from representatives of the Company.

Capitalized terms not defined herein have the meanings ascribed to them in the Registration Statement.

Based on the facts as set forth in the Registration Statement and the Company's annual report on Form 20-F for the fiscal year ended December 31, 2012 (the "Annual Report"), which is incorporated by reference into the Registration Statement, and, in particular, on the representations, covenants, assumptions, conditions and qualifications described in the Registration Statement under the section entitled "Certain Material U.S. Federal Income Tax Consequences," in the Annual Report under the section  "Taxation," in the risk factors set forth in the Registration Statement entitled (i) "The exercise of the rights may cause us to lose our exemption from U.S. federal income tax on our U.S. source shipping income, which would reduce our earnings" and (ii) "The exercise of the rights may cause us to be treated as a 'Controlled Foreign Corporation' for U.S. federal income tax purposes, which could have adverse consequences to certain U.S. shareholders," and in the risk factors set forth in the Annual Report entitled (i) "There is a risk that we could be treated as a U.S. domestic corporation for U.S. federal income tax

Star Bulk Carriers Corp.
May 1, 2013

purposes after the merger of Star Maritime with and into Star Bulk, with Star Bulk as the surviving corporation, or the Redomiciliation Merger, which would adversely affect our earnings," (ii) "We may have to pay tax on U.S. source income, which would reduce our earnings" and (iii) U.S. tax authorities could treat us as a 'passive foreign investment company,' which could have adverse U.S. federal income tax consequences to U.S. shareholders" accurately state our views as to the tax matters therein.

Our opinions and the tax discussion as set forth in the Registration Statement are based on the current provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service which may be cited or used as precedents, and case law, any of which may be changed at any time with retroactive effect. No opinion is expressed on any matters other than those specifically referred to above by reference to the Registration Statement and the Annual Report.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the references to us in the Prospectus. In giving such consent, we do not hereby admit that we are "experts" within the meaning of the Act and the rules and regulations of the Commission promulgated thereunder with respect to any part of the Registration Statement.

Very truly yours,